BIOSHIELD TECHNOLOGIES, INC.
                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made this 6th day of January, 1997, between BioShield Technologies, Inc., a Georgia corporation, having an address of 1380 W. Marietta Street, N.W., Atlanta, Georgia 30318, its successors and assigns, ("BioShield" or "Company") and JOACHIM E. BERKNER ("Employee") having an address of 522 Calibre Brooke Way, Smyrna, Georgia 30080.

                                   WITNESSETH

         WHEREAS, BioShield is engaged in the business of the development, manufacture, marketing, distribution and sale of antimicrobial and biostatic products; and

WHEREAS, BioShield is desirous of obtaining the services of Employee in the capacity of Director of Research and development; and
         WHEREAS, Employee is desirous of entering into employment as a Director of Research and Development of BioShield for compensation on a base salary and possible incentive basis;

         NOW  THEREFORE,  for the mutual  covenants  set forth  herein and other
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, it is mutually agreed as follows:

                         ARTICLE I - GENERAL PROVISIONS

General Covenants and Representations - BioShield

         1. The attached letter of offer and these terms and conditions become an agreement only when accepted and signed by both parties.

         2. BioShield agrees to compensate Employee for a base salary of $55,000.00 per annum. The incentive based portion of compensation, if any, shall be computed and payable pursuant to the provisions of Addendum 1, or as subsequently revised. Employee will receive his compensation in accordance with the Company's regular practices.

         3. BioShield shall provide to Employee any medical or dental insurance otherwise available to the employees of BioShield in general, on the same terms and conditions as such insurance is provided, if at all, to other employees of BioShield. Employee acknowledges that all benefits are subject to change.

         4. Employee shall be entitled to vacations and holidays as generally available to the employees of BioShield.

         B.       General Covenants and Representations - Employee

         1. During the Term of this Agreement, Employee shall use his best efforts to perform as a Director of Research and Development for BioShield including all duties required in furtherance of his position or as are assigned to him from time to time by an officer of BioShield. Employee shall make his best efforts to meet the goals identified in Addendum Number 1 attached hereto or as subsequently modified.

         2. Employee shall diligently and faithfully devote his entire time, energy, skill, and best efforts during usual business hours to promote BioShield's business and affairs and perform his duties under this Agreement. Employee shall at all times act so as to advance the best interests of BioShield, and shall not undertake or engage in any other business activity or continue or assume any other business affiliations which conflict or interfere with the performance of his services hereunder without the prior written consent of BioShield.

         3. During the Term of this Agreement, Employee shall be governed by and be subject to all BioShield's rules and regulations whether written or oral, which are applicable to BioShield employees in general, and agrees to render his duties at such place and at such times as BioShield shall in good faith require.

         4. Employee agrees to domestic and foreign travel as required in pursuit of the Employee's responsibilities. Employee acknowledges that in performance of his duties he will be required to work with existing clients, contact potential clients, and present workshops or informational exchanges. Employee further acknowledges that he may be required to travel to and possible spend significant periods of time at clients' facilities.

         5. It is expressly agreed that Employee in performing services pursuant to this Agreement is not one of BioShield?s officers and has no authority to commit or to bind BioShield under any contract, obligation or liability, or to obligate BioShield for any expenses, including without limitation, expenses for materials and services.

         6. Employee acknowledges and understands that BioShield shall withhold federal and state income taxes and FICA from Employee?s salary hereunder, and BioShield shall issue to Employee a federal and state W-2 with respect to such fees and withholdings at the end of each calendar year during which Employee is employed.

         7. Employee agrees not to discuss his fees for service, or the fee BioShield charges its clients, with any persons other than designated BioShield management personnel.

         ARTICLE II - PROPRIETARY INFORMATION AND RESTRICTIVE COVENANTS

         Necessity of Restrictive Covenants. Employee agrees that while working under this Agreement, he will learn and come in contact with certain Trade Secrets and other Proprietary Information and will develop certain relationships with BioShield's clients and employees which BioShield has expended significant time and funds to create, perfect, maintain and protect. Employee acknowledges that his agreement not to solicit BioShield's clients or employees is necessary to protect BioShield's investment in its Trade Secrets, Proprietary Information, client base and goodwill.

A.    Nondisclosure of proprietary Information and Trade Secrets

         1. All information relating to BioShield's business shall be safeguarded and treated as confidential by Employee, in compliance with paragraphs 2-4 hereunder. To the extent, however, that such information is publicly available or has theretofore been made public by BioShield, Employee shall bear no responsibility for its disclosure, inadvertent or otherwise.

         2. Trade Secrets and Proprietary Information. "Trade Secrets" means information related to BioShield or its affiliates (1) which derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (2) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Assuming the foregoing criteria are met. Trade Secrets include, but are not limited to, technical and nontechnical data related to computer programming methods and procedure, application development and enablement, in-house developed protocols, company rules and regulations, the formulas, patterns, designs, compilations, programs, methods, techniques, drawings, processes, finances, lists of actual or potential customers, and suppliers, and existing and future products of BioShield or its affiliates. Proprietary Information includes the foregoing, as well as methods of doing business, sales, service, or distribution techniques, selling prices, and the names and addresses of present or prospective customers. Proprietary Information also includes information which has been disclosed to BioShield or its affiliates by a client or other third party and which BioShield or its affiliates are obligated to treat as confidential.

         3. All Trade Secrets and Proprietary Information and all physical embodiments thereof received or developed by the Employee while employed by BioShield are confidential to and will remain the sole and exclusive property of BioShield. Except to the extent necessary to perform the duties assigned to him by BioShield, Employee will hold such Trade Secrets or Proprietary Information in trust and strictest confidence. Employee may in no event take any action causing or fail to take the action necessary in order to prevent any Trade Secrets or Proprietary Information disclosed to or developed by Employee to lose its character or cease to qualify as a Trade Secret or Proprietary Information. Employee will not, either during or for two (2) years subsequent to Employee's employment with BioShield, use, reproduce, distribute, disclose or otherwise disseminate the any Proprietary Information or any physical embodiments thereof.


         4. Upon request by BioShield, and in any event upon termination of the employment of Employee with BioShield for any reason, Employee will promptly deliver to BioShield all property belonging to BioShield, including, without limitation, all Trade Secrets or Proprietary Information (and all physical embodiments thereof) then in his custody, control or possession.


B.       Restrictive Covenants

         1. Non-disparagement. Employee recognizes and acknowledges that the success of BioShield's business is largely dependent upon and attributable to the goodwill which BioShield has, at great expense, established over a period of years. Therefore, Employee will not, during the term of his employment, and for one (1) year thereafter, disparage BioShield , its officers, employees, products, or methods and techniques of doing business. Employee hereby agrees to indemnify and hold BioShield harmless from and against any and all losses, claims, damages, or expenses, including attorneys' fees, arising from or growing out of disparagement in violation of this paragraph.

         2.       Nonsolicitation Agreement.

         (A) Nonsolicitation of Customers. Employee agrees that while working pursuant to this Agreement and for a period of one (1) year following the termination or expiration of this Agreement ("Nonsolicitation Period"), Employee will not, for any reason, directly or indirectly, for himself or on behalf of any person, partnership, corporation or other entity, either as an employee, officer, director, partner, shareholder, agent, consultant, or independent contractor:

(1) engage in any business activity as an antimicrobial chemist for or provide any consulting service to any person or entity who was a client or actively sought prospective client of BioShield during the term of this Agreement; and

(2) for whom Employee provided services pursuant to this Agreement or with whom Employee had regular, meaningful contact.

         Employee further agrees that with respect to such clients identified herein he will not request or advise any such customers of BioShield to withdraw from or cancel any of their business with BioShield.

         (B) Nonsolicitation of Employees. Employee agrees that during the Nonsolicitation Period he will not, directly or indirectly, for himself or on behalf of any other person, partnership, corporation, or other entity: hire, solicit, interfere with or endeavor to entice away from BioShield any employee of BioShield.

         3. Noncompetition Agreement. Employee agrees that while working pursuant to this Agreement and for a period of one (1) year following the termination or expiration of this Agreement ("Noncompetition Period"), Employee will not, for any reason, directly or indirectly, for himself or on behalf of any person, partnership, corporation or other entity, engage in any business activity as a _______________ Chemist for or provide consulting services to any person, corporation, partnership or other entity, directly of indirectly, which is in competition with BioShield in the specific geographic territory in which Employee actually performed services for BioShield during the term of this Agreement. At the time of the execution of this Agreement, such specific geographic territory included: U.S.A. and Europe. The parties acknowledge that such geographic location is subject to change and will include all territory in which Employee actually performed services for BioShield. For the purposes of this paragraph "competition" shall mean providing software services to businesses, governmental agencies, academic institutions and health care facilities.

         4. Tolling of Nondisparagement, Noncompetition and Nonsolicitation Period. If BioShield or its successors in interest shall make application to a court of competent jurisdiction for injunctive relief, then the one year periods specified herein shall be tolled from the time of application for injunctive relief until the date of final injunctive relief, including all periods of appeal.

         5. Irreparable Injury/Injunctive Relief. Employee acknowledges that a breach of any of the restrictive covenants provided in Article II of this Agreement will harm BioShield?s client base and goodwill and will inhibit the operation of its business thereby, giving rise to irreparable injury to BioShield which is not adequately compensable in damages or at law. Accordingly, Employee agrees that BioShield, its successor and assigns may obtain injunctive relief against the breach or threatened breach of the foregoing provisions, in addition to any other legal remedies which may be available to it under this agreement. Employee further acknowledges that in the event of termination or expiration of this Agreement, his knowledge, experience and capabilities are such that he can obtain contracts and work in business activities which are of a different or noncompeting nature than those performed in the course of this Agreement and that the enforcement of a remedy hereunder by way of injunction will not prevent Employee from earning a reasonable livelihood.

         6. Accounting for Profits. Employee covenants and agrees that if he violates the provisions of Article II of this Agreement, BioShield shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that he has realized and /or may realize as a result of or in connection with any such violation. These remedies shall be in addition and not in limitation of any other rights or remedies to which BioShield is or may be entitled at law, in equity or under this Agreement.

         7. Severability and Scope of Restrictive Covenants. If in any judicial proceeding, a court shall refuse to enforce any of the Restrictive Covenants provided in Article II of this Agreement, whether because the time limit is too long or because the restrictions contained herein are more extensive (whether as to geographic area, scope of business or otherwise) than is necessary to protect the business and goodwill of BioShield, it is expressly understood and agreed between the parties hereto that this Agreement is deemed modified to the extent necessary to permit this Agreement to be enforced in any such proceedings, as long as such modifications shall not be unreasonable, arbitrary or against public policy. Alternatively, if any provision of this Agreement is found to be unenforceable as written, or so modified, then, and in that event, such provision shall be automatically deleted from this Agreement, and the balance of this Agreement shall remain in full force and effect.

         8. Costs of Enforcement. In the event either party initiates action to enforce his or its rights hereunder, the substantially prevailing party shall recover from the substantially nonprevailing party its reasonable expenses, court costs and reasonable attorneys' fees, whether suit be brought or not. As used herein, expenses, court costs and attorney's fees include expenses, court costs and attorneys' fees incurred in any appellate proceeding. All such expenses shall bear interest at the rate of Twelve Percent (12%) per annum from the date the prevailing party pays such expenses until the date the nonprevailing party repays such expenses. Expenses incurred in enforcing this paragraph shall be covered by this paragraph.

         ARTICLE III - DURATION AND TERMINATION

         1. The term of this Agreement is one (1) year from the date of its execution. This Agreement shall automatically renew at the end of each one (1) year period until it is terminated by one or both of the parties hereto.

         2. Either party may terminate this Agreement for any or no reason whatsoever by giving two weeks notice in writing. Termination is effective two weeks from receipt of such notice by either party. In the event of termination by either party, BioShield at its sole option, may require the Employee to use any accrued vacation as a portion of the two week notice period.

         ARTICLE IV - MISCELLANEOUS

         1. Copyrights and Patents. Employee agrees that all property rights, including but not limited to trademarks, copyrights and patents, in respect of every invention, product, method, system, program or any intellectual property or trade secret created by him during the course of or related to his employment shall belong to BioShield and all such rights are hereby assigned to BioShield which shall be exclusively entitled to the property therein.

2.       This Agreement shall be governed by the laws of the State of Georgia.

         3. This Agreement sets forth the entire agreement between the parties and supersedes all contracts, proposals, oral or written, and all other communications between the parties with respect to the subject matter hereof.

         4. This Agreement can only be modified, amended or supplemented by the express written agreement of both parties.

         5. The obligations of Employee which arise under this Agreement shall survive the termination of this Agreement, regardless of the manner, fashion or circumstance surrounding the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Employee:                                       BIOSHIELD TECHNOLOGIES , INC.,
                                                        a Georgia corporation

Signed:__________________________           Signed___________________________
                                                           Timothy C. Moses

Printed Name:       Joachim Berkner                     Title:     President

Address: 522 Calibre Brooke Way                               Date:  1/6/97
         ----------------------------------                         ------
            Smyrna, Georgia  30080

Telephone:        770-984-0457

Soc. Sec.#:       ###-##-####                         AGREEMENT NO.:         3
                  ----------------------------                       ---------

December 10, 1996


Mr. Joachim Berkner
522 Caliber Brook Way
Smyrna, Georgia  30080

Reference:        Director of Research & Development
                  Employment Position

Dear Mr. Berkner:

Tim and I would like to thank you for your interesting presentation and for discussing your background and qualifications with us.

We are very impressed with your accomplishments and experience to date, and believe that you possess the necessary skills and knowledge required to help BioShield maintain its technological edge in the field of antimicrobial agents and surface treatments. Therefore, it is my pleasure to offer you the position of Director of Research & Development of BioShield starting January 6, 1997, and hope that you will accept this great and challenging employment opportunity.

As discussed during our meeting, as a Director of R&D, you will perform, among other things, the following functions:
Develop, evaluate and laboratory test existing and new antimicrobial compound products.
4. provide chemical manufacturing processes, scale up, quality assurance, and raw chemical material procurement. Also, provide procedures and instructions for making chemical compounds and formulated products.
5. Work and assist with sales, marketing, and regulatory departments in the introduction, formulation and registration of existing and new antimicrobial products.
6. Write and implement standard laboratory test methods, quality control and laboratory research and development procedures. Maintain laboratory records and documentation.
7.       Work and assist with patent applications and executions.
8.       Conduct studies for presentations and discussions.
9.       Attend meeting with clients, suppliers and scientists.
10. Fulfill the Company's governmental regulatory duties EPA &FDA, and submit all the necessary reporting. provide and assist in health, environmental affairs including EPA, FDA & USDA regulations.
11. Develop and prepare technical bulletins, assays and material safety data sheets.

As discussed, your starting salary will be $55,000 plus all other company benefits such as health, stock options and bonuses.

We trust the above is satisfactory to you, and look forward to hearing from you soon. Please do not hesitate to contact me should you have any questions.

Sincerely yours,

Jacques Elfersy